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                                                                    Exhibit 2(t)


                          SHAREHOLDER VOTING AGREEMENT

     This Agreement is made as of this 9th day of Oct, 1996, among United Magazine Company, an Ohio corporation (the "Company"), Ronald E. Scherer, Linda Scherer Talbott, Ohio Periodical Distributors, Inc., Wholesalers Leasing Corp., Northern News Company, Readmor Bookstores, Inc., The Scherer Companies, the shareholders of The Stoll Companies whose names appear at the end of this Agreement, and the shareholders of Michiana News Service, Inc., whose names appear at the end of this Agreement, hereinafter referred to as "Shareholders".

                             BACKGROUND INFORMATION

     A. Effective July 29, 1996, August 1, 1996 and August 2, 1996, the Company entered into transactions with Northern News Company ("Northern"), Ohio Periodical Distributors, Inc. ("OPD"), and Wholesalers Leasing Corp. ("WLC") pursuant to which each of Northern, OPD and WLC shall transfer certain of its assets and liabilities to the Company in exchange for common shares of the Company and senior and subordinated debentures of the Company, and effective August 2, 1996 and August 3, 1996, the Company entered into transactions with The Scherer Companies and its shareholders ("Scherer") and Read-mor Book Stores, Inc. and its shareholders ("Read-mor"), pursuant to which the shareholders of Scherer and Read-mor shall contribute all of the shares of stock of Scherer and Read-mor to the Company in exchange for common shares of the Company and senior and subordinated debentures of the Company.

     B. Effective July 30, 1996, the Company entered into a transaction with the shareholders of Michiana News Service, Inc. ("Michiana"), pursuant to which the shareholders of Michiana shall contribute all of the shares of stock of Michiana owned by them to the Company in exchange for common shares of the Company and senior and subordinated debentures of the Company.

     C. Effective July 31, 1996, the Company entered into a transaction with the shareholders of The Stoll Companies ("Stoll"), pursuant to which the shareholders of Stoll shall contribute all of the shares of stock of Stoll owned by them to the Company in exchange for common shares of the Company and senior and subordinated debentures of the Company.

     D. The senior and subordinated debentures issued to the Shareholders were issued pursuant to the terms of a Debentures Agreement, dated as of


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Oct. 9, 1996, which provides that the Shareholders will enter into a voting agreement, on the terms set forth herein, providing for certain voting arrangements among the Shareholders.

     E. Each of the Shareholders is the owner of common shares, without par value, of the Company ("Shares") set forth at the end of this Agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

     The parties hereto acknowledge the accuracy of the above background information and hereby agree as follows:

     1. VOTING IN ELECTIONS OF DIRECTORS. During the term of this Agreement, as provided in Section 3, at each election or appointment of directors of the Company, the Shareholders shall vote all of the Shares owned by him or her, or Shares which he or she is entitled to vote, in favor of the election to the Company's board of directors of: (A) two persons designated by the Shareholders who were formerly Stoll shareholders (the "Stoll Representatives"); (B) one person designated by the Shareholders who were formerly Michiana shareholders (the "Michiana Shareholders"); and (C) two persons designated by the Shareholders who were formerly holders of shares of stock in The Scherer Companies (the "Scherer Representatives"). Ronald E. Scherer shall designate the Scherer Representatives; Richard Stoll, Sr. and Richard Stoll, Jr. shall designate the Stoll Representatives, and Thaddeus S. Majerek shall designate the Michiana Representative. The Stoll Representatives, Michiana Representative and the Scherer Representatives shall first be elected to the board of directors at the annual shareholders meeting of the Company held in 1996 (currently anticipated in October or November of 1996). Shareholders shall be informed who the designees are at least seven days in advance of any meeting at which directors are to be elected. In the event that the Company enters into an agreement for the acquisition, merger or consolidation of the Company or any of its subsidiaries with the George R. Klein News Co., and if required by the terms of such acquisition agreement, then during the term of this Agreement, as provided in Section 3, at each election or appointment of directors of the Company, the Shareholders shall also vote all of the Shares owned by him or her, or Shares which he or she is entitled to vote, in favor of the election to the Company's board of directors of one person designated by the shareholders who were formerly shareholders of George R. Klein News Co. (the "Klein Representative"). George R. Klein shall designate the Klein Representative.

     2. VOTING ON OTHER MATTERS. During the term of this Agreement, the Shareholders shall be entitled to vote in such manner as they deem appropriate on all matters coming before the shareholders of the Company for a vote or on which shareholders of the Company are entitled to vote, with the exception of the matters


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as set forth in Section 1, above, and matters which the Company is prohibited from implementing without the consent of the Executive Committee pursuant to the Debenture Agreement.

     3. TERM AND TERMINATION. This Agreement is executed in connection with the Debenture Agreement. This Agreement shall continue and be irrevocable until the earlier to occur of: (a) such time as all of the debentures issued under the Debenture Agreement, along with all accrued interest thereon, have been paid in full, or (b) at such time as the Executive Committee appointed under the Debenture Agreement unanimously agrees to terminate this Agreement.

     4. AMENDMENT. This Agreement may be amended by the unanimous written agreement of the Shareholders.

     5. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way impair or affect the remaining provisions hereof, which shall be deemed to remain in full force and effect.

     6. BINDING EFFECT; COUNTERPARTS. This Agreement shall bind and benefit the heirs, executors, administrators, assigns and successors of the Shareholders and may be simultaneously executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one instrument.

     7. GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed by Ohio law, excluding conflict of law principles.

     8. ADVICE OF COUNSEL. Each party agrees and represents that he or she has been represented by legal counsel with regard to the execution of this Agreement.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, negotiations, agreements or understandings between the parties. There are no representations, oral or written, which have not been incorporated herein.

     10. CAPTIONS. The captions of the various sections of this Agreement are not part of the contest of this Agreement, but are only guides to assist in locating those sections, and shall be ignored in construing this Agreement.

     11. SPECIFIC PERFORMANCE. The parties acknowledge that the Shares are unique and that in the event of any breach or attempted breach of this Agreement, the parties remedies at law would be inadequate. In the event of such breach or attempted breach of this Agreement, each other party to this Agreement shall be


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entitled to specific performance of this Agreement in addition to any other remedy at law or equity that may then be available.

     12. GENDERS AND NUMBERS. When permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders or numbers, and each noun used in this Agreement includes the same noun in other numbers.

     The parties have executed this Agreement as of the date first set forth above.

/s/ Ronald E. Scherer                       /s/ Thaddeus S. Majerek
------------------------------------        ------------------------------------
Ronald E. Scherer                           Thaddeus S. Majerek
Number of Shares:__________                 Number of Shares: 2,906,253

/s/ Linda Scherer Talbott                   /s/ Thaddeus A. Majerek
------------------------------------        ------------------------------------
Linda Scherer Talbott                       Thaddeus A. Majerek, individually
Number of Shares:__________                 and as Co-trustee under an
                                            Irrevocable Family Trust Agreement
                                            with Thaddeus S. Majerek, dated
                                            1/11/86
                                            Number of Shares: 2,792,281

/s/ Ronald E. Scherer                       /s/ Linda Scherer Talbott
------------------------------------        ------------------------------------
Ronald E. Scherer, Chairman                 Linda Scherer Talbott, President
Ohio Periodical Distributors, Inc.          Wholesalers Leasing Corp.
Number of Shares:__________                 Number of Shares:__________

/s/ Ronald E. Scherer                       /s/  Michael J. Majerek
------------------------------------        ------------------------------------
Ronald E. Scherer, Chairman                 Michael J. Majerek, individually and
Northern News Company                       as Co-trustee under an Irrevocable
Number of Shares:___________                Family Trust Agreement with Thaddeus
                                            S. Majerek, dated 1/22/86
                                            Number of Shares: 2,792,281

/s/ Richard Stoll, Sr.                      /s/ Margaret Stoll
------------------------------------        ------------------------------------
Richard Stoll, Sr.                          Margaret Stoll
Number of Shares:__________                 Number of Shares:__________

/s/ Richard Stoll, Jr.                      /s/ Francis Stoll
------------------------------------        ------------------------------------
Richard Stoll, Jr.                          Francis Stoll
Number of Shares:__________                 Number of Shares:__________


                      (Signatures continued on next page.)

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/s/ Virginia Hiteshew                       /s/ Stephanie Hamilton
------------------------------------        ------------------------------------
Virginia Hiteshew                           Stephanie Hamilton
Number of Shares:__________                 Number of Shares:___________

/s/ Nancy Lyman                             /s/ John Stoll
------------------------------------        ------------------------------------
Nancy Lyman                                 John Stoll
Number of Shares:__________                 Number of Shares:__________

/s/ Mary Olerich                            /s/ James Stoll
------------------------------------        ------------------------------------
Mary Olerich                                James Stoll
Number of Shares:__________                 Number of Shares:__________

/s/ William Stoll                           /s/ Susan Voss
------------------------------------        ------------------------------------
William Stoll                               Susan Voss
Number of Shares:__________                 Number of Shares:__________

/s/ Eugene J. Alfonsi                       /s/ Ronald E. Scherer, Sr.
------------------------------------        ------------------------------------
Eugene J. Alfonsi, President                Ronald E. Scherer, Sr., Chairman
Read-mor Book Stores, Inc.                  The Scherer Companies
Number of Shares:__________                 Number of Shares:__________

/s/ Jeffrey A. Majerek                      /s/ Anita M. Majerek
------------------------------------        ------------------------------------
Jeffrey A. Majerek                          Anita M. Majerek
Number of Shares: -0-                       Number of Shares: -0-

/s/ Thomas E. Majerek                       /s/ Jeanine E. Gilbert
------------------------------------        ------------------------------------
Thomas E. Majerek                           Jeanine E. Gilbert
Number of Shares: -0-                       Number of Shares: -0-

/s/ Deborah A. Toman                        /s/ David W. Majerek
------------------------------------        ------------------------------------
Deborah A. Toman                            David W. Majerek
Number of Shares: -0-                       Number of Shares: -0-